Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES COMPLETES
THE ACQUISITION OF COGNATE BIOSERVICES

WILMINGTON, MA, March 29, 2021 – Charles River Laboratories International, Inc. (NYSE: CRL) announced today that it has completed the previously announced acquisition of Cognate BioServices, Inc. for approximately $875 million, subject to customary closing adjustments.

Cognate BioServices is a premier, cell and gene therapy contract development and manufacturing organization (CDMO) offering comprehensive manufacturing solutions for cell therapies, as well as for production of plasmid DNA and other inputs in the CDMO value chain. The acquisition establishes Charles River as a premier scientific partner for cell and gene therapy development, testing, and manufacturing, providing clients with an integrated solution from basic research and discovery through CGMP production. The strategic benefits of the transaction include: providing broad capabilities across the major CDMO platforms for cell and gene therapies; driving greater efficiency and accelerating clients’ speed-to-market by integrating manufacturing and the required analytical testing; enhancing Charles River’s growth potential with a significant expansion in the high-growth cell and gene therapy sector; and providing a compelling value proposition for both clients and shareholders. Headquartered in Memphis, Tennessee, Cognate has operations in North America and Europe with over 500 employees.

James C. Foster, Chairman, President and Chief Executive Officer of Charles River Laboratories, commented, “We are pleased to welcome the exceptional team at Cognate to the Charles River family, and look forward to working together to provide clients with an integrated solution to help accelerate their cell and gene therapy programs from discovery and non-clinical development through commercialization. We believe Cognate will meaningfully enhance our long-term revenue and earnings growth potential because of the synergistic fit with Charles River, the market growth potential, and the emerging role of advanced drug modalities as treatments for oncology, rare diseases, and other therapeutic areas.”

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements include statements in this news release regarding the acquisition of Cognate BioServices and Charles

River’s expectations with respect to the impact of Cognate on Charles River, its service offerings, client perception, revenue, revenue growth rates, and earnings; Charles River’s projected future performance including revenue and earnings per share; Charles River’s expected operational synergies; as well as Charles River’s future growth in the area of safety assessment. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the ability to successfully integrate the acquisition of Cognate. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 17, 2021, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts.  Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

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Investor Contact:	Media Contact:
Todd Spencer	Amy Cianciaruso
Corporate Vice President, Investor Relations	Corporate Vice President, Public Relations
781.222.6455	781.222.6168
todd.spencer@crl.com	amy.cianciaruso@crl.com